UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report: November 10, 2008

a21, Inc.

(Exact name of registrant as specified in its charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-51285 (Commission File Number)	74-2896910 (I.R.S. Employer Identification No.)
7660 Centurion Parkway, Jacksonville, Florida (Address of Principal Executive Offices)		32256 (Zip Code)

Registrant’s telephone number, including areas code:  (904) 565-0066

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 16, 2008, a21, Inc. (the “Company”) entered into a Commercial Loan Agreement (the “Loan Agreement”) and Promissory Note (the “Note”) with Applejack Art Partners, Inc. (the “Lender”), which provided for a line of credit of up to $500,000 for working capital. The Note matured on November 1, 2008 and the grace period for payment ended on November 10, 2008.  The Note is secured by the collateral specified in the Security Agreement (the “Security Agreement”), which consists of all personal property and assets of the Company.  The total amount due pursuant to the Loan Agreement and Note was approximately $404,000.  The Company did not pay such amounts on November 10, 2008, and is therefore in default under the Loan Agreement and the Note.  Pursuant to the Loan Agreement and the Note, the interest rate on the principal amount of the Note will increase from 12% to 15% on November 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

a21, INC.
By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton
Chief Financial Officer

Dated: November 14, 2008